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Exhibit 99.1

FOR IMMEDIATE RELEASE

OMEGA HEALTHCARE ANNOUNCES PROPOSED
SECONDARY OFFERING BY EXPLORER HOLDINGS
and
Plans for Notes Offering and Refinancing of Credit Facility

Timonium, Maryland (February 23, 2004). Omega Healthcare Investors, Inc. (NYSE: OHI) today announced that Explorer Holdings, L.P. ("Explorer"), its largest stockholder, proposes to offer 18,118,246 shares of common stock of Omega in an underwritten public offering.

Omega plans to grant the underwriters a 30-day option to buy up to 2,717,736 additional shares of Omega common stock to cover over-allotments, if any, in connection with the proposed offering. Omega will not receive any proceeds from the sale of the shares sold by Explorer, and will only receive proceeds from the offering if the over-allotment option is exercised.

The joint book running managers for the common stock offering are UBS Investment Bank and Deutsche Bank Securities. The co-lead manager is Banc of America Securities LLC.

A registration statement relating to the securities offered by Explorer has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state. Copies of the preliminary prospectus supplement and related prospectuses may be obtained from the offices of UBS Investment Bank, ECMG Syndicate, 299 Park Avenue, New York, NY 10171; from Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10021; or from Banc of America Securities LLC, Attn: Prospectus Department, 100 West 33rd Street, New York, NY 10001.

Omega also announced today its intention to offer approximately $200 million in principal amount of unsecured notes in a private placement contemplating resales in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). Omega anticipates using the proceeds of the notes offering together with the proceeds from a planned approximately $125 million new senior credit facility, to repay borrowings under Omega's existing senior secured credit facility maturing in 2007, to redeem shares of Omega's 9.25% Series A preferred stock, and for general corporate purposes. The proposed refinancing and notes offering, if completed, would replace Omega's existing $225 million senior secured credit facility and $50 million acquisition credit facility, which would be terminated. Omega cannot provide assurance that the refinancing of its existing credit facilities or the proposed note offering will be completed, or as to what the terms of the replacement financing would be.

The notes have not been registered under the Securities Act. Accordingly, the notes may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from registration under the Securities Act.

Omega Healthcare is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At December 31, 2003, Omega Healthcare owned or held mortgages on 211 skilled nursing and assisted living facilities with approximately 21,500 beds located in 28 states and operated by 39 third-party healthcare operating companies.

This announcement includes forward-looking statements. All forward-looking statements included herein are based on information available to the Company on the date hereof. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) conditions in the capital markets that may affect the availability and cost of capital, and to complete the offerings described; (ii) uncertainties relating to the business operations of the operators of the Company's properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (iii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iv) changes in the financial position of the Company's operators; and (v) other factors identified in Omega's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such statements only speak as of the date hereof and the Company assumes no obligation to update such forward-looking statements.

CONTACT: Omega Healthcare Investors, Inc.
Bob Stephenson, CFO, 410-427-1700

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  Exhibit 99.1